SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2005

COMCAST CORPORATION COMCAST CORPORATION RETIREMENT-INVESTMENT PLAN
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

000-50093		27-0000798
(Commission File Number)		(IRS Employer Identification No.)

1500 Market Street Philadelphia, PA		19102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 665-1700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

The Comcast Corporation Retirement-Investment Plan (the "Plan") dismissed its independent registered public accounting firm, Deloitte & Touche LLP on May 19, 2005. On May 23, 2005, the Plan engaged the services of Mitchell & Titus, LLP as its new independent registered public accounting firm for its fiscal year ended December 31, 2004.  The decision to change the accountants was approved by the Audit Committee of Comcast Corporation.

The audit reports of Deloitte & Touche LLP on the financial statements of the Plan as of and for the fiscal years ended December 31, 2003, and December 31, 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent audits completed, which were for the years ended December 31, 2003 and 2002, and the period from January 1, 2004 through May 19, 2005, there were no disagreements between the Plan and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures that, if not resolved to Deloitte & Touche LLP’s satisfaction, would have caused Deloitte & Touche LLP to make reference to the subject matter of the disagreement in connection with its opinion.

None of the reportable events described under Item 304 (a) (1) (v) of Regulation S-K occurred within the years ended December 31, 2003 and 2002 or within the period from January 1, 2004 through May 19, 2005.

The Plan has provided Deloitte & Touche LLP with a copy of the foregoing statements and requested that Deloitte & Touche LLP furnish a letter to the Securities and Exchange Commission indicating whether it agrees with such statements. A copy of this letter dated May 24, 2005 is attached hereto as Exhibit 16.1.

During the years ended December 31, 2003 and 2002 and the period from January 1, 2004 through May 23, 2005, the Plan did not consult with Mitchell & Titus, LLP regarding any of the matters or events set forth in Item 304 (a) (2) (i) or  (ii) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits

       16.1 Letter from Deloitte & Touche LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION
Date:	May 24, 2005	By:	/s/ Lawrence J. Salva
			Name:	Lawrence J. Salva
			Title:	Senior Vice President,
Chief Accounting Officer and Controller